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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



                         Date of Report: October 9, 1998
                       (Date of earliest event reported)


                                   Michigan
                (State or other jurisdiction of incorporation)

                   1-1511                        38-0533580

     (Commission File Number)         (IRS Employer Identification Number)



    26555 Northwestern Highway, Southfield, Michigan              48034
     (Address of principal executive offices)                  (Zip Code)



                                (248) 354-7700
              (Registrant's telephone number including area code)

                        The total number of pages is 6

Item 2. Acquisition or Disposition of Assets

  On October 9, 1998 Federal-Mogul Corporation (the Company or "Federal-Mogul) acquired the automotive division of Cooper Industries, Inc. ("Cooper Automotive") for a total purchase price of $1.9 billion (the "Cooper Acquisition"). The Company also incurred approximately $25 million of fees and expenses (consisting of $19.5 million of debt financing costs and $5.5 million of direct transaction costs) in connection with the Cooper Acquisition. The amount paid for the assets was determined based on arms-length negotiations between the parties. Prior to the acquisition descibed above, there was no material relationship between the directors or officers of any of the companies within Cooper Automotive and the Company or any of its affiliates, any director or officer of the Company or any associate of any such director or officer.

                                    BUSINESS

  Cooper Automotive, comprised of the Cooper Automotive division (the Champion spark plug group of companies) and Moog Automotive division of Cooper Industries, Inc., is a premier provider of leading brand name automotive products to the aftermarket and OE market. Cooper Automotive manufactures and distributes brake and friction products, chassis, ignition products, lighting and wiper products under well-known brand names including Champion, Moog, Abex, Wagner and Zanxx. Among Cooper Automotive's largest customers are AutoValue, Carquest, Chrysler, Ford, Fiat, General Motors and NAPA (in alphabetical order).

  Cooper Automotive had 1997 revenues of $1.9 billion and operating earnings of $177 million before nonrecurring charges. The following charts set forth Cooper Automotive's sales by market segment, geographic region and manufacturing division as a percentage of total sales for the year ended December 31, 1997.

  Cooper Automotive      Cooper Automotive       Cooper Automotive
  1997 Revenues by       1997 Revenues by        1997 Revenues by
  Market Segment         Geographic Region       Manufacturing Division

  Aftermarket  74%       North America  77%      Brake & Friction  29%
  O.E.         26%       Europe         15%      Ignition          26%
                         Rest of World   8%      Lighting          16%
                                                 Chassis           14%
                                                 Wiper             10%
                                                 Wire               5%


 Friction and Brake Hard Parts

  Cooper Automotive manufactures and distributes Abex(R) friction material and Wagner(R) brake components including master and wheel cylinders, calipers, brake lines and hoses, drums, rotors and miscellaneous hardware and cables. Abex(R) is the friction manufacturing unit that directly supplies the OE market and the Wagner(R) unit with friction needs. As a result, the Wagner(R) unit is a full line friction and brake hard part supplier to the aftermarket.

  The Cooper Automotive friction material business complements Federal-Mogul's existing Ferodo friction business. Ferodo is a leader in the European friction market and Abex(R) is a leader in the U.S. friction market. The Wagner(R) brake hard parts business provides Federal-Mogul with a manufacturing base for expanding sales of entire brake system packages to customers in both the Original Equipment (OE) market and aftermarket.


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  The Abex, Wagner and Ferodo businesses generated sales in excess of $1 billion in 1997. Federal-Mogul anticipates establishing a separate friction and brake operating unit as a result of the Cooper Acquisition.

 Lighting

  Cooper Automotive manufactures and distributes a variety of lighting products. Under the Wagner(R) brand "bumper-to-bumper" lighting is provided to both the OE market and aftermarket. This includes sealed beams, halogen capsules, lighting modules for front and rear trim, and interior lighting. The Blazer(R) brand is focused on fog-type lights. The Wagner(R)/Blazer(R) unit is a leader in the North American automotive lighting aftermarket. Zanxx(R) is a leader in the OEM market for connectors, sockets and switches for automotive lighting.

  Federal-Mogul supplies the heavy duty truck and trailer market with DOT-regulated lighting under its Signal-Stat brand. The combination of the Federal-Mogul and Cooper Automotive lighting businesses will provide the Company with the capability to offer total vehicular industry lighting system packages to both the OE market and aftermarket.

 Chassis Parts

  Cooper Automotive manufactures and distributes Moog(R) steering and suspension products and Precision(R) universal joints. Federal-Mogul currently distributes purchased aftermarket chassis parts. The Cooper Acquisition will establish Federal-Mogul as a basic manufacturer of chassis parts. Moog(R) and Precision(R) maintain a leadership position in the North American aftermarket with their "problem solver" applications for the installer.

  Cooper Automotive's chassis parts business enhances Federal-Mogul's growth opportunities in the retail automotive parts market while allowing it to maintain its strong position with wholesaler distributors. The growth of the sport utility vehicle ("SUV") has also increased demand for replacement chassis parts due to heavier vehicle weight, a greater number of traditional chassis parts per vehicle and increased wear out rates.

  The expansion of Federal-Mogul's chassis product offering, coupled with Federal-Mogul's wheel-end offering (anti-friction bearings and seals) and the complete brake system offering will enable Federal-Mogul to provide a one-stop shopping source for undercar parts to customers in the aftermarket.

 Ignition

  Cooper Automotive manufacturers and distributes spark plugs, diesel glow plugs, ignition coils and wire and cable sets. Most of these products are sold by Cooper Automotive under the widely-recognized Champion(R) brand name, with some aftermarket wire and cable sold under the Belden(R) and PowerPath(R) brand names. In addition to maintaining a significant presence in the automotive ignition parts market, Cooper Automotive generates significant revenues from sales of ignition-type products for aviation-related applications.

  The Cooper Automotive ignition product line will complement Federal-Mogul's powertrain capabilities, thereby enhancing the Company's ability to capitalize on opportunities presented by engine management and environmental regulations that place a premium on ignitability, heat and gas control. Federal-Mogul's focus on ignition and powertrain components and systems provides it with opportunities to benefit from the increased demand for cleaner and more efficient engines.


Wiper Blades

  Cooper Automotive manufactures and distributes wiper arms and blades in the North American and European aftermarket under the Anco(R) brand name. Federal-Mogul believes that demand for wiper arms and blades has been favorably impacted in recent years from the need for a third arm/blade on SUV's and new arm/blades that can conform to changes in car slope design. Federal-Mogul believes that the addition of a wiper arms/blade product line with strong retail brand name recognition can facilitate its ability to expand retail sales of its other products, such as gaskets, friction and certain suspension components. The Anco(R) brand also enjoys a significant position among OE manufacturers, which may enhance the Company's ability to market complete wiper systems.

STRATEGIC RATIONALE AND SYNERGIES

  The Cooper Acquisition is expected to further the Company's strategic objective of expanding manufactured product lines to engineered systems and modules and accelerating the Company's worldwide growth. Cooper Automotive brings additional leading brand names, new strategically compatible product lines, additional customers and enhanced distribution channel penetration. The Cooper Acquisition also broadens the Company's

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brake and friction and lighting product lines as well as adds ignition products and wiper blades to its range. Also, the combination of Federal-Mogul's wheel end bearing and seal business with chassis and brake system products offers customers the potential of a single consolidated vendor base for undervehicle parts.

  Management believes that significant benefits result from the ability to penetrate its existing customer base for distribution of Cooper Automotive products. In particular, the Company's relationships with OE manufacturers, heavy duty equipment and international customers represent opportunities for expansion of the market for Cooper Automotive products.

  Management also believes that integration of the Company's operations with those of Cooper Automotive will provide significant opportunities for synergies and cost savings. The Company currently anticipates pre-tax synergy and cost benefits of approximately $94 million in 1999; $154 million in 2000; and $161 million in 2001. Specific cost savings targeted by management to realize synergies from the Cooper Acquisition include:

  Manufacturing. Consolidation of the friction products operations, combining Cooper Automotive's EIS(R), Wagner(R) and Abex(R) operations with Federal-Mogul's Ferodo(R) operations to rationalize manufacturing sites, transfer assembly labor to expanding lower cost facilities and reduce headcount.

  Sales and Marketing. Consolidation and streamlining of the combined sales and marketing personnel to take advantage of overlaps and economies of scale.

  Distribution, Sourcing and Administration. Consolidation of the aftermarket company based distribution network, transfer from "buy" to "make" sourcing and consolidation of both the administration and headquarters of Cooper Automotive located in St. Louis, Missouri to Federal-Mogul's Southfield, Michigan headquarters.

THE COMBINED COMPANY

  The Cooper Acquisition is expected to substantially expand the Company's brakes and friction business and management anticipates establishing brakes and friction as a separate manufacturing operating unit.

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FINANCING

  To finance its acquisition of Cooper Automotive, Federal-Mogul has entered into (i) a $1.95 billion floating rate senior credit agreement (the "Term Loan Agreement"), consisting of a senior term loan facility, and (ii) a $200 million 364-Day floating rate revolving credit agreement (the "Revolving Credit Agreement," together with the Term Loan Agreement, the "1998 Credit Agreements" in addition to its pre-existing $2.75 billion floating rate senior credit agreement (the "1997 Credit Agreement and, together with the 1998 Credit Agreements, the "Credit Agreements"). Each of the Credit Agreements is with the Chase Manhattan Bank as agent and a syndicate of lenders. The senior term loan facility will consist of (i) interim loans (the "New Interim Loans") in the aggregate amount of $1.55 billion, and (ii) Tranche C loans (the "Tranche C Loans" and, together with the New Interim Loans, the "1998 Term Loans") in the aggregate amount of $400 million.

  Under the Term Loan Agreement, the New Interim Loans will mature April 9, 2000 and are to be payable in full on that date. The Tranche C Loans will mature September 30, 2006 and are to be repaid in 29 consecutive quarterly installments commencing September 30, 1999, the first 28 of which shall be equal to $250,000 and the final installment of which shall be equal to $393 million.

  Under the Revolving Credit Agreement, Federal-Mogul may borrow up to an aggregate amount of $200 million outstanding at any time in revolving credit loans (the "1998 Revolving Credit Loans"), which will be available for working capital and other general corporate purposes for a period of 364 days commencing October 9, 1998.

  Indebtedness under the 1998 Credit Agreements shall bear interest at a floating rate based upon, at Federal-Mogul's option, either (i) the Base Rate (as therein defined), plus a margin of 1.25% for the New Interim Loans, a margin of 1.75% for the Tranche C Loans, and a margin based on Federal-Mogul's consolidated leverage ratio for the 1998 Revolving Credit Loans, or (ii) the Eurodollar Rate (as therein defined), plus a margin of 2.25% for the New Interim Loans, a margin of 2.75% for the Tranche C Loans, and a margin based on Federal-Mogul's consolidated leverage ratio for the 1998 Revolving Credit Loans. In the case of the 1998 Revolving Credit Loans: (i) for Base Rate loans, the applicable margin will vary between 0% and 0.5%, and (ii) for Eurodollar Rate loans, the applicable margin will vary between 0.75% and 1.5%.

 Collateral and Guarantees, Covenants and Events of Default

  Indebtedness under the 1998 Credit Agreements will be secured by the same collateral and guaranteed by the same subsidiaries as applicable to the 1997 Credit Agreement. The 1998 Credit Agreements will also have the same covenants and events of default as the 1997 Credit Agreement.

 Fees

  Federal-Mogul will pay a facility fee on the used and unused portion of each lender's commitment to make 1998 Revolving Credit Loans at the rate of 0.25% and 0.5% per annum, depending on Federal-Mogul's leverage ratio. In addition, Federal-Mogul will pay customary fees to Chase and reimburse customary expenses in connection with the closing of the 1998 Credit Agreements.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial statements of business acquired.

    It is impractical to provide the required financial statements of the business acquired with this filing. Such information will be filed by an amendment to this initial report on Form 8-K no later than sixty (60) days from the date hereof.

(b) Pro forma financial information.

    It is impractical to provide the required pro forma financial information of the business acquired with this filing. Such information will be filed by an amendment to this initial report on Form 8-K no later than sixty (60) days from the date hereof.

(c) Exhibits.


2.1 Purchase and Sale Agreement between Cooper Industries, Inc. and Federal-Mogul Corporation, dated August 17, 1998 (the "Purchase and Sale Agreement").

2.2  Amendment to Purchase and Sale Agreement, dated as of October 9, 1998.

10.1 Loan Agreement, dated as of September 30, 1998, among Federal-Mogul Corporation, the several banks and other financial institutions from time to time parties thereto and The Chase Manhattan Bank as Administrative Agent.

10.2 $200,000,000 364-Day Revolving Credit Agreement, dated as of September 30, 1998, among Federal-Mogul Corporation, the several banks and other financial institutions from time to time parties thereto and The Chase Manhattan Bank as Administrative Agent.


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                          FORWARD-LOOKING STATEMENTS

   Certain statements above that are not statements of historical fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Such statements are made in good faith by Federal-Mogul pursuant to the "safe harbor" provisions of the Act. Forward-looking statements include financial projections and estimates and statements regarding plans, objectives and expectations of Federal-Mogul and its management, including, without limitation, plans to integrate the businesses of Cooper Automotive into Federal-Mogul. Forward-looking statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Federal-Mogul to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include, without limitation, those relating to the combination of Federal-Mogul's business with that of Cooper automotive, the anticipated synergies and operating efficiencies and restructuring charges in connection with such acquisition, conditions in the automotive components industry, certain global and regional economic conditions and other factors. Moreover, Federal-Mogul's plans, objectives and intentions are subject to change based on these and other factors (some of which are beyond Federal-Mogul's control).

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                   SIGNATURE

                                       FEDERAL-MOGUL CORPORATION

                                       By: /s/ Kenneth P. Slaby
                                       ------------------------
                                       Kenneth P. Slaby
                                       Title: Vice President, Controller

Dated: October 26, 1998

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                                 EXHIBIT INDEX

2.1 Purchase and Sale Agreement between Cooper Industries, Inc. and Federal-Mogul Corporation, dated August 17, 1998 (the "Purchase and Sale Agreement").

2.2  Amendment to Purchase and Sale Agreement, dated as of October 9, 1998.

10.1 Loan Agreement, dated as of September 30, 1998, among Federal-Mogul Corporation, the several banks and other financial institutions from time to time parties thereto and The Chase Manhattan Bank as Administrative Agent.

10.2 $200,000,000 364-Day Revolving Credit Agreement, dated as of September 30, 1998, among Federal-Mogul Corporation, the several banks and other financial institutions from time to time parties thereto and The Chase Manhattan Bank as Administrative Agent.